UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011
MERITAGE HOMES CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-9977	86-0611231

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 515-8100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On May 18, 2011, the board of directors of Meritage Homes Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to (i) update and clarify the Board committees that may be established, (ii) clarify the procedures by which informal board and committee actions may be taken and documented, and (iii) other minor changes.
The above description of amendment to our bylaws is qualified in its entirety by reference to the full text of the Amendment No. 2 to Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 18, 2011, the Company held its Annual Meeting of Stockholders at 10:00 am local time at the Company’s headquarters, 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255. The following matters were voted upon at the meeting:
Proposal No. 1
The Company’s stockholders elected the three following individuals to the Board of Directors as Class II Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter L. Ax	27,606,176	1,114,448	2,508,060
Gerald W. Haddock	28,597,012	123,612	2,508,060
Robert G. Sarver	12,322,217	16,398,407	2,508,060
Proposal No. 2
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the 2011 fiscal year.

Votes For	Votes Against	Abstentions
31,129,203	91,632	7,849
Proposal No. 3
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive offices by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,424,988	283,618	12,018	2,508,060

Proposal No. 4
The Company’s stockholders recommended, as set forth below, the frequency with which the Company should hold its future advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
21,646,156	53,402	6,988,550	32,516	2,508,060
In light of these voting results, the Company’s Board of Directors has decided to hold its future advisory votes on the compensation of named executive officers annually until the next frequency vote. A frequency vote is required to be held at least once every six years.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3.1	Amendment No. 2 to Meritage Homes Corporation Amended and Restated Bylaws
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 19, 2011

MERITAGE HOMES CORPORATION
By:	/s/ Larry W. Seay
Larry W. Seay
Executive Vice President and Chief Financial Officer

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